UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2001
Date of Report (Date of earliest event reported)

SGI INTERNATIONAL
(Exact name of registrant as specified in its charter)

Utah (State of other jurisdiction of incorporation)	2-93124 (Commission File Number)	33-0119035 (IRS Employer Identification No.)

1200 Prospect Street, Suite 325
La Jolla, CA 92037
(Address of principal executive offices and Zip Code)

(858) 551-1090
(Registrants telephone number including area code)

ITEM 5. OTHER EVENTS.

SGI International ("SGI") and subsidiaries of AEI Resources (collectively "AEI"), specifically, Bluegrass Coal Development Company and Americoal Development Company have amended effective May 31, 2001, (the "Tenth Amendment") certain terms and conditions of the Amended and Restated Acquisition Agreement (the "Acquisition Agreement) between the parties, dated December 9, 1999. The Tenth Amendment essentially provided SGI with a extension of the May 31, 2001, date to June 30, 2001, in which to satisfy various terms and conditions more fully described in the Acquisition Agreement. The extension was granted under substantially similar terms and conditions as those agreed to in the previous extension. All other terms and conditions of the Acquisition Agreement remain in full force and effect.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of businesses acquired.
       Not applicable.

(b)  Pro forma financial information.
        Not applicable.

(c)  Exhibits.
        None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto dully authorized.

SGI INTERNATIONAL

Michael L. Rose
Michael L. Rose
President and Chief Executive Officer